Exhibit 99.1

Hewlett Packard Enterprise
1701 E. Mossy Oaks Road
Spring, TX 77389

hpe.com

News Release
Hewlett Packard Enterprise names experienced networking and cybersecurity technologist Bethany Mayer to Board of Directors
Mayer joins the HPE Board with more than 30 years of leadership experience at small- and large-cap technology companies

HOUSTON, Texas – June 14 2023 – Hewlett Packard Enterprise (NYSE: HPE) today announced that Bethany Mayer, former president and CEO of Ixia, has been appointed to HPE’s Board of Directors, effective today. She will also serve as a member of the Board’s Technology Committee.

Mayer is a respected technology leader in networking and cybersecurity, with deep expertise in technology-oriented product marketing and management. Since 2018, she has served as an executive advisor to Siris Capital, a private equity firm specializing in technology investments, and she has extensive experience on both public and private company boards. Mayer led Ixia, a leading network testing and security solutions provider, through a transformative period culminating in its sale in 2017 to Keysight Technologies Inc.

“With a diverse background spanning senior leadership roles in both global corporations and technology startups, Bethany has demonstrated a remarkable ability to navigate the dynamic and complex technology landscape while driving business growth,” said Patricia Russo, chair of the Board of Directors, Hewlett Packard Enterprise. “HPE and our Board will benefit from her strategic mindset, strong leadership skills, and commitment to innovation.”

Before Hewlett-Packard Company’s 2015 separation into Hewlett Packard Enterprise and HP Inc. and prior to joining Ixia in 2014, Mayer led the expansion of Hewlett-Packard Company's networking business as senior vice president and general manager, focusing on innovative technologies and strategic partnerships. Her efforts were instrumental in strengthening the company’s position in the networking market. Previously, she was vice president, marketing and alliances, for Hewlett-Packard Company’s Enterprise Servers Storage and Networking Group.

“Bethany’s broad expertise, diverse experience, and impressive insight will be welcome additions to our Board,” said Antonio Neri, president and chief executive officer of Hewlett Packard Enterprise. “Her deep understanding of both the technology sector and customer expectations will be invaluable as HPE helps organizations design and implement a future-ready AI strategy that is data-driven, production-oriented, and cloud-enabled.”

Before her tenure at Hewlett-Packard, Mayer served as senior vice president of worldwide marketing and corporate development at cybersecurity provider Blue Coat Systems Inc., which is now part of NortonLifeLock. Mayer also held leadership roles in product development at Cisco Systems and Apple.

“The spirit of innovation at HPE today is stronger than ever, with a winning strategy for customers at the edge, in hybrid cloud, and in AI that has set the company in a leading position,” Mayer said. “I am excited to join the Board during this pivotal time of transformation and growth.”

Mayer also currently serves as chair of the board of Box, Inc. and is a board member of Lam Research Corp. and Sempra Energy.

About Hewlett Packard Enterprise
Hewlett Packard Enterprise (NYSE: HPE) is the global edge-to-cloud company that helps organizations accelerate outcomes by unlocking value from all of their data, everywhere. Built on decades of reimagining the future and innovating to advance the way people live and work, HPE delivers unique, open and intelligent technology solutions as a service.  With offerings spanning Cloud Services, Compute, High Performance Computing & AI, Intelligent Edge, Software, and Storage, HPE provides a consistent experience across all clouds and edges, helping customers develop new business models, engage in new ways, and increase operational performance. For more information, visit: www.hpe.com.

Forward-looking Statement
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties, and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett Packard Enterprise Company and its consolidated subsidiaries ("Hewlett Packard Enterprise") may differ materially from those expressed or implied by such forward-looking statements and assumptions. The words “believe,” “expect,” “anticipate,” “intend,” “will,” "may," and similar expressions are intended to identify such forward-looking statements. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HPE may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of financial performance, plans, strategies and objectives of management for future operations or performance. Risks, uncertainties and assumptions include those that are described in HPE’s Annual Report on Form 10-K for the fiscal year ended October 31, 2022, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and that are otherwise described or updated from time to time in Hewlett Packard Enterprise’s Securities and Exchange Commission reports. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements, except as required by applicable law.

Media Contact:
Laura Keller
laura.keller@hpe.com